                                                                    Exhibit 10.8


                                AMENDMENT ELEVEN

                                       TO

                              REINSURANCE AGREEMENT

                                     BETWEEN

                        THE MUTUAL LIFE INSURANCE COMPANY
                         OF NEW YORK ("CEDING COMPANY")

                                       AND

                LYNDON LIFE INSURANCE COMPANY ("CEDING COMPANY")
             (FORMERLY KNOWN AS "ITT LYNDON LIFE INSURANCE COMPANY")

WHEREAS, Ceding Company and Reinsurer entered into Reinsurance Agreement 1290-46 effective December 31, 1990 (the "Agreement") under which Reinsurer reinsures participating whole life policies directly written by Ceding Company; and

WHEREAS, Ceding Company and Reinsurer each desire to amend the Agreement in order to provide for the Reinsurer's participation in dividends paid by the Ceding Company; and

WHEREAS, the modifications resulting from this and previous amendments are distributed throughout the Agreement in a manner which would make a conventional amendment difficult to read; and

WHEREAS, Ceding Company and Reinsurer have agreed to amend and restate the Agreement so that only one document need be read.

NOW THEREFORE, in consideration of the foregoing and the mutual promises herein contained, it is agreed that the document attached hereto amends and restates the Agreement effective December 31, 1995 and sets forth all the rights and obligations of the parties.

IN WITNESS WHEREOF, this Amendment Eleven is executed in duplicate on the dates indicated below with an effective date of December 31, 1995.


ATTEST:                            THE MUTUAL LIFE INSURANCE COMPANY OF NEW YORK
                                   ("Ceding Company")

By:    /s/ Arnold N. Greenspoon    By:        /s/ Phillip A. Eisenberg
Title: AVP & Actuary               Title:     Sr. VP & Chief Actuary
Date:  2/9/96                      Date:      2/9/96

ATTEST:                            LYNDON LIFE INSURANCE COMPANY
                                   ("Reinsurer")

By:    /s/ Gregg O. Caioler        By:        /s/ Roland Anderson
Title: VP & Controller             Title:     President
Date:  2/7/96                      Date:      2/7/96

                   AMENDED AND RESTATED REINSURANCE AGREEMENT



                                     BETWEEN



                  THE MUTUAL LIFE INSURANCE COMPANY OF NEW YORK


                               NEW YORK, NEW YORK


                       referred to as the "Ceding Company"


                                       AND


                          LYNDON LIFE INSURANCE COMPANY
                  (formerly ITT Lyndon Life Insurance Company)



                               ST. LOUIS, MISSOURI



                         referred to as the "Reinsurer"

                                TABLE OF CONTENTS


                                                                            Page

ARTICLE I             GENERAL PROVISIONS.......................................2

ARTICLE II            REINSURANCE PREMIUMS.....................................7

ARTICLE III           ALLOWANCE................................................9

ARTICLE IV            BENEFIT PAYMENTS........................................10

ARTICLE V             DIVIDENDS...............................................12

ARTICLE VI            DIVIDEND LIABILITY......................................16

ARTICLE VII           MODIFIED COINSURANCE LIABILITY ADJUSTMENT...............20

ARTICLE VIII          EXPENSE AND RISK CHARGE.................................22

ARTICLE IX            EXPERIENCE REFUND.......................................26

ARTICLE X             ACCOUNTING AND SETTLEMENTS..............................29

ARTICLE XI            DURATION AND RECAPTURE..................................34

ARTICLE XII           TERMINAL ACCOUNTING AND SETTLEMENT......................36

ARTICLE XIII          PROXY TAX REIMBURSEMENT.................................38

ARTICLE XIV           REPRESENTATIONS.........................................39

ARTICLE XV            ARBITRATION.............................................40

ARTICLE XVI           INSOLVENCY..............................................41

ARTICLE XVII          INTERMEDIARY............................................42

ARTICLE XVIII         EXECUTION AND EFFECTIVE DATE............................43

SCHEDULE A            POLICIES AND RISKS REINSURED............................45

SCHEDULE B            RESERVES................................................47

SCHEDULE C            QUARTERLY REPORT OF ACTIVITY AND SETTLEMENTS............55

SCHEDULE D            MODIFIED COINSURANCE INTEREST RATE......................62


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                                                                            Page

SCHEDULE E            BASIC DIVIDEND FACTORS.................................65

SCHEDULE F            DIVIDEND MULTIPLES.....................................66

SCHEDULE G            CEDING COMPANY DATA....................................67

                              REINSURANCE AGREEMENT

         This Agreement was made and entered into by and between The Mutual Life
                  Insurance Company of New York (hereinafter referred to as the "Ceding Company") and Lyndon Life Insurance Company (hereinafter referred to as the "Reinsurer") effective December 31, 1990. This restatement of the Agreement will be effective beginning on December 31, 1995 (the "Effective Date").

         The Ceding Company and the Reinsurer mutually agree to reinsure on the terms and conditions stated herein. This Agreement is an indemnity reinsurance agreement solely between the Ceding Company and the Reinsurer, and performance of the obligations of each party under this Agreement will be rendered solely to the other party. In no instance, except as described in
                  Article XVI hereunder, will anyone other than the Ceding Company or the Reinsurer have any rights under this Agreement, and the Ceding Company will be and remain the only party hereunder that is liable to any insured, policyowner or beneficiary under any policy reinsured hereunder.

ARTICLE I

GENERAL PROVISIONS

1. Policies and Risks Reinsured. The Reinsurer agrees to indemnify the Ceding Company for, and the Ceding Company agrees to reinsure with the Reinsurer, according to the terms and conditions hereof, the portion of the risks under the policies described in Schedule A attached hereto.

2.        Coverages and Exclusions.

         A. Only the permanent life insurance policies described in schedule A are reinsured under this Agreement.

         B. The policies reinsured hereunder and described in Schedule A, Paragraph 2 include any paid-up additions purchased with dividends on those policies.

         C. Riders providing additional life insurance benefits, accidental death benefits, waiver of premium benefits, or other "miscellaneous" benefits are not reinsured under this Agreement.

         D. The Reinsurer will not participate in policy loans on policies reinsured hereunder.

3. Plan of Reinsurance. This indemnity reinsurance is a combination of coinsurance and modified coinsurance. The Ceding Company will retain, control and own all assets held in relation to the Modified Coinsurance Reserve and the Retained Dividend Liability.



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

4. Expenses. The Reinsurer will bear no part of the expenses incurred in connection with the policies reinsured hereunder, except as otherwise provided herein.

5. Dividends. Beginning December 31, 1995, the Reinsurer will reimburse the Ceding Company for Dividends paid to the owners of the policies reinsured hereunder in accordance with, and to the extent described in
         Article V. Prior to December 31, 1995, the Reinsurer will have no liability to the Ceding Company for reimbursement of, and will not reimburse the Ceding Company for, dividends to policyholders.

6. Policy Changes. The Ceding Company must provide written notification to the Reinsurer of the Ceding Company's implementation of any change which both: (a) affects the original terms or conditions of any policy reinsured hereunder, and (b) is voluntarily on the part of the Ceding Company, not later than fifteen (15) days after the change takes effect. The Reinsurer will provide written notification to the Ceding Company as to the Reinsurer's acceptance or rejection of the change within fifteen (15) days after receipt of notice of the change. If the Reinsurer accepts any such change, the Ceding Company and the Reinsurer will share, proportionately to the amount reinsured hereunder, in any increase or decrease in the Ceding Company's liability which results from such change. If the Reinsurer rejects any such change, the Reinsurer's liability under this Agreement will be determined as if no such change had occurred.

7. No Extracontractual Damages. The Reinsurer does not indemnify the Ceding Company for, and will not be liable for, any extracontractual damages or

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

         extracontractual liability resulting from fraud, oppression, bad faith, strict liability, or negligent, reckless or intentional wrongs on the part of the Ceding Company or its directors, officers, employees and agents. The following types of damages are examples of damages that would be excluded from this Agreement for the conduct described above: actual damages, damages for emotional distress, and punitive or exemplary damages.

8. Policy Administration. The Ceding Company will administer the policies reinsured hereunder and will perform all accounting for such policies.

9. Inspection. At any reasonable time, the Reinsurer may inspect, during normal business hours, at the appropriate office of the Ceding Company, the original papers and any and all other books or documents relating to or affecting reinsurance under this Agreement. The Reinsurer will not use any information obtained through any inspection pursuant to this Paragraph for any purpose not relating to reinsurance hereinunder.

10. Taxes. The allowance for any premium taxes paid in connection with the policies reinsured hereunder is included in the Commission and Expense Allowance as described in Article III. The Reinsurer will not reimburse the Ceding Company for any other taxes paid by the Ceding Company in connection with the policies reinsured hereunder.

11. Condition. The reinsurance hereunder is subject to the same limitations and conditions as the policies issued by the Ceding Company which are reinsured hereunder, except as otherwise provided in this Agreement.



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

12. Misunderstandings and Oversights. If any failure to pay amounts due or to perform any other act required by this Agreement is unintentional and caused by misunderstanding or oversight, the Ceding Company and the Reinsurer will adjust the situation to what it would have been had the misunderstanding or oversight not occurred.

13. Adjustments. If the Ceding Company's liability under any of the policies reinsured hereunder is changed because of a misstatement of age, sex or any other material fact, the Reinsurer will share in the change proportionately to the amount reinsured hereunder, and will make any and all proportional adjustments with the Ceding Company.

14. Reinstatements. If a policy reinsured hereunder lapses, and is subsequently reinstated while this Agreement is in force, the reinsurance for such policy will be reinstated automatically. The Ceding Company will pay the Reinsurer the Reinsurer's proportionate share of all amounts received by the Ceding Company in connection with the reinstatement of the policy. In addition, the Ceding Company will pay the Reinsurer any Cash Surrender Values previously reimbursed by the Reinsurer as a result of such lapse, if such lapse resulted in extended term insurance or reduced paid-up insurance.

15. Assignment. Neither the Ceding Company nor the Reinsurer may assign any of its rights, duties or obligations under this Agreement without the prior written consent of the other party.

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

16. Amendments. This Agreement may be amended only by written agreement of the parties.

17. Entire Agreement. The terms expressed herein constitute the entire agreement between the parties with respect to the policies reinsured hereunder. There are no understandings between the parties with respect to the policies reinsured hereunder other than as expressed in this Agreement.

18. Election to Determine Specified Policy Acquisition Expenses. The Ceding Company and the Reinsurer agree that the party with net positive consideration under this Agreement will capitalize specified policy acquisition expenses with respect to policies reinsured under this Agreement without regard to the general deductions limitation of
         Section 848(c)(1) of the Internal Revenue Code of 1986, as amended. The Ceding Company and the Reinsurer will exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency. The Ceding Company will submit a schedule to the Reinsurer by June 1 of each year of its calculation of the net consideration for the preceding taxable year. The Reinsurer may contest the calculation in writing within thirty (30) days of receipt of the Ceding Company's schedule. Any differences will be resolved between the parties so that consistent amounts are reported on the respective tax returns for the preceding taxable year. This election to capitalize specified policy acquisition expenses without regard to the general deductions limitation is effective for the 1995 taxable year and for all subsequent taxable years during which the Agreement remains in effect.


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


ARTICLE II

REINSURANCE PREMIUMS

1. Reinsurance Premiums. The Ceding Company will pay the Reinsurer Reinsurance Premiums on all policies in effect under this Agreement in an amount equal to the sum of:

         (i) that portion of the gross base policy premiums collected during the Accounting Period by the Ceding Company which corresponds to the applicable portion of the policies reinsured hereunder, plus

         (ii) that portion of any dividends on those policies described in Schedule A, Paragraph 2 used during the Accounting Period to purchase paid-up additional insurance which corresponds to the portion of the paid-up additions reinsured hereunder.

         The Reinsurance Premiums paid to the Reinsurer by the Ceding Company will be remitted to the Reinsurer at the end of the Accounting Period during which the gross premiums were collected by the Ceding Company and the Reinsurer will treat any such Reinsurance Premiums as paid premium for annual statement purposes regardless of the mode of collection by the Ceding Company on the policies reinsured hereunder.

2. Ceded Reinsurance Premiums. The Reinsurer will reimburse the Ceding Company for any Ceded Reinsurance Premiums attributable to the portions of the policies reinsured hereunder which are paid by the Ceding Company under yearly renewable term reinsurance agreements as described in Article IV, Paragraph 7.

3. Supplemental Consideration. On December 31, 1995, the Ceding Company will pay the Reinsurer a Supplemental Consideration equal to the sum of
         (a) the Net Statutory Reserve, as described in Schedule B, Paragraph 6, calculated as of December 31, 1995 with respect to the policies assumed as of December 31, 1995 and described in Schedule A, Paragraph 2, plus
         (b) the Retained Dividend Liability determined in accordance with
         Article VI, Paragraph 3, calculated as of December 31, 1995 with respect to the policies assumed as of December 31, 1995 and described in Schedule A, Paragraph 2.

ARTICLE III

ALLOWANCE

         Commission and Expense Allowance. The Reinsurer will pay the Ceding Company a Commission and Expense Allowance at the end of each Accounting Period equal to 7 percent times that portion of the gross base policy premiums collected by the Ceding Company during the current Accounting Period, as described in Article II, Paragraph 1, item (i), which corresponds to the portion of the policies reinsured hereunder.





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






ARTICLE IV

BENEFIT PAYMENTS

1. Benefit Payments. Benefit Payments, as referred to in this Agreement, means the Reinsurer's quota share of (i) Claims as described in Paragraph 2 below, and (ii) Cash Surrender Values as described in Paragraph 3 below.

2. Claims. The Reinsurer will pay the Ceding Company that portion of the Claims paid by the Ceding Company on policies reinsured hereunder which corresponds to the portion of the policies reinsured hereunder.

3. Cash Surrender Values. The Reinsurer will pay the Ceding Company that portion of the Cash Surrender Values paid by the Ceding Company on policies reinsured hereunder which corresponds to the portion of the policies reinsured hereunder. For purposes of this Agreement, policies lapsing to Extended Term Insurance or Reduced Paid-Up Insurance will be treated as surrenders.

4. Notice. The Ceding Company will notify the Reinsurer each Accounting Period after receipt of any information regarding Claims on policies reinsured hereunder in accordance with Schedule C. The reinsurance claim and copies of notification, claim papers, and proofs will be furnished the Reinsurer upon request.

5. Liability and Payment. The Reinsurer will accept the decision of the Ceding Company with respect to payment of a Claim on a policy reinsured hereunder. The Reinsurer will pay its proportionate share of Claims in a lump sum to the Ceding Company without regard to the form of settlement by the Ceding Company.



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

6. Contested Claims. The Ceding Company will advise the Reinsurer of its intention to contest, compromise or litigate any Claims involving policies reinsured hereunder. The Reinsurer will pay its share of the expense of such contests, in addition to its share of Claims, or it may choose not to participate. If the Reinsurer chooses not to participate, it will discharge its liability by payment to the Ceding Company of the full amount of its liability on the policy reinsured.

7. Facility of Reinsurance. The Ceding Company has entered into certain YRT reinsurance treaties with respect to the policies reinsured hereunder and described in Schedule A. The death benefits paid under this Agreement will be net of the death benefits paid under those reinsurance treaties and in no event will exceed the product of the sum of $3 million, plus the associated Statutory Reinsured Reserve released, on any single life times the corresponding quota share percentage assumed by the Reinsurer as described in Schedule A.


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ARTICLE V

DIVIDENDS

1. Dividends. For Accounting Periods ending December 31, 1995 and thereafter, the Reinsurer will reimburse the Ceding Company for the dividends paid by the Ceding Company on the policies reinsured hereunder as follows. This reimbursement (referred to as "Dividends") shall be determined as the greater of (a) and (b), where:

         (a) is the Formula Dividend determined in accordance with Paragraph 4 below, and

         (b) is the Reinsurer's quota share of an amount of dividends determined using the Last Acceptable Scale, as defined in Paragraph 3 below.

         In no event, however, shall the Dividends paid by the Reinsurer during any Accounting Period exceed the Reinsurer's quota share of the dividends actually paid by the Ceding Company during the Accounting Period with respect to the policies reinsured hereunder. As an additional limitation, for any Accounting Period designated an Exception Year, as defined in Paragraph 5 below, and the four Accounting Periods immediately subsequent to such Exception Year, the Dividends shall be determined as the Formula Dividend determined in accordance with Paragraph 4 below.

2. Non-Conformity. If the operation of this Article V, and/or Article VI, is determined by a court or regularly body, having jurisdiction over this Agreement or the Ceding Company, to violate any law, rule or regulation applicable to the Ceding Company,


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         excluding any determination made in relation to the rehabilitation, liquidation, or conservation of the Ceding Company, the Reinsurer and the Ceding Company shall use their best efforts to renegotiate this Agreement or the terms of this Article V, and Article VI, so that neither party achieves an unexpected benefit or adverse result from the terms or operation of this Article V, and/or the following Article VI.

3. Last Acceptable Scale. The Last Acceptable Scale is defined as the Ceding Company's dividend scale for the most recent year during which the Reinsurer's quota share of the dividends paid by the Ceding Company did not exceed the Formula Dividend determined in accordance with Paragraph 4 below. For purposes of this Article, the dividend scale for any Accounting Period is determined by the dividend rate adopted by the Ceding Company for the purposes of determining the payment of dividends, during that same Accounting Period, on policies reinsured hereunder and for making illustrations during that Accounting Period of dividends to be paid by the Ceding Company on the policies reinsured hereunder in subsequent Account Periods.

4. Formula Dividend. The Formula Dividend shall be determined as the sum, by valuation basis, of the product of (i) multiplied by the sum of (ii) plus (iii) for those policies reinsured hereunder, where:

         (i) equals the applicable Statutory Reinsured Reserve by valuation basis at the beginning of the current Accounting Period determined in accordance with Schedule B, Paragraph 5, times the number of calendar quarters that have to date ended during the current Accounting Period, divided by 4;

         (ii) equals the applicable Basic Dividend Factor by valuation basis described in Schedule E for the current Accounting Period; and


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         (iii)    equals (a) x [(b) - (c)], where:

                  (a) equals the applicable Dividend Multiple by valuation basis described in Schedule F for the current Accounting Period;

                  (b) equals the Modified Coinsurance Interest Rate described in Schedule D, Paragraph 1, for the immediately preceding Accounting Period; and

                  (c)      equals .0683.

         Nothwithstanding the above, the sum of (ii) plus (iii), used in the calculation of the Formula Dividend above for any Accounting Period with respect to any policy reinsured hereunder, must always be greater than or equal to zero.

5. Exception Year. An Exception Year is defined as any Accounting Period in which either (a) or (b) have occurred, where:

                  (a) is the occurrence of an Excess Year, as described in Paragraph 6 below, during each of the three immediately preceding Accounting Periods; and

                  (b) is the occurrence of an Excess Year, as described in Paragraph 6 below, both during the immediately preceding Accounting Period and during any five Accounting Periods within the preceding eight Accounting Periods.


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6.   Excess Year. An Excess Year is defined as an Accounting Period during which
     Dividends exceed the Formula Dividend determined in accordance with Paragraph 4 above.


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ARTICLE VI

DIVIDEND LIABILITY


1. Dividend Liability. For Accounting Periods ending December 31, 1995 and thereafter, the Reinsurer will participate in the liability established by the Ceding Company for the payment of dividends on the policies reinsured hereunder as follows. This participation on the part of the Reinsurer (referred to as the "Dividend Liability") shall be determined as the greater of (a) and (b), where:

                  (a) is the Formula Liability determined in accordance with paragraph 4 below, and

                  (b) is the Reinsurer's quota share of a liability determined using the Last Acceptable Scale, as defined in Article V, Paragraph 3. This liability will be calculated by the Ceding Company, with respect to the portion of the policies reinsured hereunder, based on the discounted value of the dividends payable during the twelve month period following the last day of the last completed calendar quarter. With the exception of the dividend scale used, these calculations will be consistent with those used to produce the sum of the following from the Ceding Company's Annual Statement:

                                    Item              Annual Statement Reference
                                    ----              --------------------------

                           Policyholders' Dividends   Page 3, Column 1, Line 6
                                Due and Unpaid
                           Dividends Apportioned      Page 3, Column 1, Line 7.1
                                For Payment
                           Dividends Not Yet          Page 3, Column 1, Line 7.2
                                Apportioned


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In no event, however, shall the Dividend Liability participated in by the
Reinsurer during any Accounting Period exceed the Reinsurer's quota share of the dividend liability actually established by the Ceding Company during the Accounting Period with respect to the policies reinsured hereunder.

The actual dividend liability will be equal to the sum of the following liabilities as set forth in the Ceding Company's Annual Statement:

                   Item                          Annual Statement Reference
                   ----                          --------------------------

               Policyholders' Dividends          Page 3, Column 1, Line 6
                    Due and Unpaid
               Dividends Apportioned             Page 3, Column 1, Line 7.1
                    For Payment
               Dividends Not Yet                 Page 3, Column 1, Line 7.2
                    Apportioned

As an additional limitation, for the quarterly settlements, described in Article X, Paragraph 3, as of March 31, June 30 and September 30 of: (a) any Accounting Period designated an Exception Year, as defined in Article V, Paragraph 5, and
(b) the four Accounting Periods immediately subsequent to such Exception Year, the Dividend Liability shall be determined as the Formula Liability determined in accordance with Paragraph 4 below. For the quarterly settlements, described in Article X, Paragraph 3, as of December 31 of: (c) any Accounting Period immediately preceding an Exception Year, (d) any Accounting Period designated an Exception Year, and (e) the three Accounting Periods immediately subsequent to such Exception Year, the Dividend Liability shall be determined as the Formula Liability determined in accordance with Paragraph 4 below.



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

2. Coinsured Dividend Liability. The Coinsured Dividend Liability at the end of any Accounting Period is equal to the lesser of: (a) the Dividend Liability, as defined in Paragraph 1 above, or (b) $16 million. The Reinsurer will establish a dividend liability on its Annual Statement in the amount of the Coinsured Dividend Liability.

3. Retained Dividend Liability. The Retained Dividend Liability at the end of any Accounting Period is equal to the net of: (a) the Dividend Liability determined in accordance with Paragraph 1 above, minus (b) the Coinsured Dividend Liability determined in accordance with Paragraph 2 above. The Reinsurer will reimburse the Ceding Company each Accounting Period for increases in the Retained Dividend Liability through the operation of the Modified Coinsurance Liability Adjustment as described in Article VII.

4. Formula Liability. The Formula Liability shall be determined as the sum, by valuation basis, of the product of (i) multiplied by the sum of
         (ii) plus (iii) for those policies reinsured hereunder, where:

                  (i) equals the Statutory Reinsured Reserve by valuation basis at the end of the current Accounting Period determined in accordance with Schedule B, paragraph 5;

                  (ii) equals the applicable Basic Dividend Factor by valuation basis described in Schedule E for the Accounting Period immediately following the current Accounting Period; and

                  (iii)    equals (a) x [(b) - (c)], where:

                           (a) equals the applicable Dividend Multiple by valuation basis



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

                                    described in Schedule F for the Accounting
                                    Period immediately following the current
                                    Account Period;

                           (b) equals the annualized equivalent of the Modified Coinsurance Interest Rate described in Schedule D, Paragraph 1, for the current Accounting Period; and

                           (c)      equals .0683.

Nothwithstanding the above, the sum of (ii) plus (iii), used in the calculation of the Formula Liability above for any Accounting Period with respect to any policy reinsured hereunder, must always be greater than or equal to zero.


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



ARTICLE VII

MODIFIED COINSURANCE LIABILITY ADJUSTMENT

         Modified Coinsurance Liability Adjustment.

A. The Modified Coinsurance Liability Adjustment will be computed each Accounting Period equal to (i) plus (ii) minus (iii) minus (iv) minus
         (v) minus (vi), where:

         (i) equals the total amount of the Modified Coinsurance Reserve determined in accordance with Schedule B, Paragraph 4, at the end of the current Accounting Period on the policies reinsured hereunder;

         (ii)     equals the Retained Dividend Liability, as described in
                  Article VI, Paragraph 3, at the end of the current Accounting Period;

        (iii) equals the total amount of the Modified Coinsurance Reserve determined in accordance with Schedule B, Paragraph 4, at the beginning of the current Accounting Period on the policies reinsured hereunder;

         (iv)     equals the Retained Dividend Liability, as described in
                  Article VI, Paragraph 3, at the beginning of the current Accounting Period;

         (v) equals the Modified Coinsurance Reserve at the beginning of the current Accounting Period on the policies reinsured hereunder times the Modified Coinsurance Interest Rate as described in Schedule D, Paragraph 1; and

         (vi)     equals the Retained Dividend Liability, as described in
                  Article VI, Paragraph 3, at the beginning of the current Accounting Period on policies




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

                  reinsured hereunder times the Modified Coinsurance Interest Rate as described in Schedule D, Paragraph 1.

         In the Accounting Period in which termination of this Agreement occurs, the reference in (i) above to "the end of the current Accounting Period" refers to the terminal accounting date as described in Article XII, Paragraph 2.

B. For any Accounting Period in which the amount computed in A. above is positive, the Reinsurer will pay the Ceding Company such amount. For any Accounting Period in which the amount computed in A. above is negative, the Ceding Company will pay the Reinsurer the absolute value of such amount.


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



ARTICLE VIII

EXPENSE AND RISK CHARGE

         Expense and Risk Charge. The Expense and Risk Charge for each calendar quarter payable to the Reinsurer by the Ceding Company, will be equal to the sum of (i) plus (ii) plus (iii), where:

                  (i) equals the Expense and Risk Charge Rate, as defined below, times the Expense and Risk Charge Base, as defined below;

                  (ii) equals .5 percent times the excess of the Statutory Reinsured Reserve at the end of the current calendar quarter determined in accordance with Schedule B, Paragraph 5, over the Net Statutory Reserve at the end of the current calendar quarter determined in accordance with Schedule B, Paragraph 6; and

                  (iii) equals .5 percent times the Coinsured Dividend Liability at the end of the current calendar quarter determined in accordance with Article VI, Paragraph 2.

         The Expense and Risk Charge Rate applicable to the Expense and Risk Charge equation described above is defined as follows:

                    For Calendar

                Quarters Ending During             Expense and Risk Charge Rate
                ----------------------            ----------------------------
                  1995 through 1997                         .5000%

                  1998 and thereafter                       .5025%

         The Expense and Risk Charge Base applicable to the Expense and Risk Charge equation described above is defined as follows:

                      For Calendar

                  Quarters Ending During            Expense and Risk Charge Base
                  ----------------------            ----------------------------
                  1995 through 1997                 the greater of: (a) the
                                                    Minimum Net Coinsurance
                                                    Reserve determined in
                                                    accordance with Schedule
                                                    B, Paragraph 7, or (b)
                                                    quantity (iv) as defined
                                                    below, but never less than
                                                    zero


                  1998 and thereafter               (iv) as defined below, but
                                                    never less than zero,
                                                    where:

         (iv)     equals the sum of:

                  (a) the Net Coinsurance Reserve at the beginning of the current Accounting Period determined in accordance with Schedule B, Paragraph 3, plus

                  (b) the Statutory Reinsured Reserve at the end of the current Accounting Period determined in accordance with Schedule B, Paragraph 5, plus

                  (c) the Retained Dividend Liability at the end of the current Accounting Period determined in accordance with Article VI, Paragraph 3, plus

                  (d) the Ceded Reinsurance Premiums for the current Accounting Period determined in accordance with
                           Article II, Paragraph 2, plus

                  (e) Benefit Payments for the current Accounting Period as described in Article IV, plus

                  (f) Dividends for the current Accounting Period determined in accordance with Article V, Paragraph 1, plus

                  (g) the Commission and Expense Allowance for the current Accounting Period determined in accordance with
                           Article III, minus

                  (h) the Statutory Reinsured Reserve at the beginning of the current Accounting Period determined in accordance with Schedule B, Paragraph 5, minus

                  (i) the Retained Dividend Liability at the beginning of the current Accounting Period determined in accordance with Article VI, Paragraph 3, minus

                  (j) interest on the Modified Coinsurance Reserve for the current Accounting Period determined in accordance with Article VII, Part A., item (v), minus

                  (k) interest on the Retained Dividend Liability for the current Accounting Period determined in accordance with Article VII, Part A, item (vi), minus

                  (l) Reinsurance Premiums for the current Account Period determined in accordance with Article II, Paragraph 1, minus

                  (m) the sum of any Expense and Risk Charge for the preceding calendar quarters which have ended during the current Accounting Period.

         In no event will the Expense and Risk Charge payable be less than $55,000 for any calendar quarter.

ARTICLE IX
EXPERIENCE REFUND

1. General. An Experience Refund will be paid by the Reinsurer to the Ceding Company at the end of each Accounting Period with respect to the reinsurance hereunder, if the operation of the Experience Refund formula detailed in Paragraph 2 below produces a positive amount for that Accounting Period. If the operation of the Experience Refund formula produces a negative amount for the current Accounting Period, then the Experience Refund formula in Paragraph 2 will be adjusted to a calendar year-to-date basis. If there is a remaining negative amount, then the Experience Refund is set equal to zero and the remaining negative amount will be carried forward and included in the Memorandum Account calculation as described in Article X, Paragraph 9, and will be offset against any future positive Experience Refunds in accordance with item (ii) (f) of the formula detailed in Paragraph 2 below. No Experience Refund will be paid by the Reinsurer to the Ceding Company after the Net Coinsurance Percentage, as defined in Schedule B, Paragraph 1, becomes zero.

2. Formula. With respect to each Accounting Period, the Experience Refund will be equal to (i) minus (ii), where:

                  (i)      equals the sum of

                           (a)      Reinsurance Premiums determined in
                                    accordance with Article II, Paragraph 1, plus

                           (b) any Supplemental Consideration payable during the current Accounting Period determined in accordance with Article II, Paragraph 3; and

                  (ii)     equals the sum of:

                           (a) Ceded Reinsurance Premiums determined in accordance with Article II, Paragraph 2, plus

                           (b) Benefit Payments as described in Article IV, plus

                           (c)      Dividends determined in accordance with
                                    Article V, Paragraph 1, plus

                           (d) the Commission and Expense Allowance determined in accordance with Article III, plus

                           (e)      the Modified Coinsurance Liability
                                    Adjustment determined in accordance with
                                    Article VII, plus

                           (f) the balance of the Memorandum Account at the end of the preceding Accounting Period, with accrued interest thereon, determined in accordance with Article X, Paragraph 9, plus

                           (g) the sum of the Expense and Risk Charge for each calendar quarter which has ended during the current Accounting Period determined in accordance with Article VIII.

ARTICLE X

ACCOUNTING AND SETTLEMENTS

1. Annual Accounting Period. Each Accounting Period under this Agreement will be a calendar year, except that: (a) the first annual Accounting Period runs from January 1, 1995 through the last day of the calendar year during which January 1,1995 falls, and (b) the final Accounting Period runs from the end of the preceding Accounting Period until the terminal accounting date of this Agreement as described in Article XI, Paragraph 2.

2. Quarterly Accounting Reports. Accounting reports in the form of Schedule C will be submitted to the Reinsurer by the Ceding Company for each calendar quarter not later than thirty (30) days after the end of each calendar quarter of the Accounting Period to which they pertain. Such reports will include information for the Accounting Period on the amount of Reinsurance Premiums, Ceded Reinsurance Premiums, Supplemental Consideration, Commission and Expense Allowance, Benefit Payments, Dividends, Experience Refund, Memorandum Account, Expense and Risk Charge, Modified Coinsurance Reserve, Coninsurance Reserve, Statutory Reinsured Reserve, Net Statutory Reserve, Dividend Liability, Coinsured Dividend Liability and Retained Dividend Liability.

3.       Quarterly Settlements.

         A. Within thirty (30) days after the end of each calendar quarter, the Ceding Company will pay the Reinsurer the year-to-date sum of:

                  (i) the Reinsurance Premiums determined in accordance with Article II, Paragraph 1, plus

                  (ii) any Supplemental Consideration payable during the current Accounting Period determined in accordance with Article II, Paragraph 3, plus

                  (iii) any Modified Coinsurance Liability Adjustment payable to the Reinsurer determined in accordance with
                           Article VII, plus

                  (iv) any quarterly settlement payments paid by the Reinsurer to the Ceding Company for all preceding calendar quarters of the current Accounting Period.

         B. Simultaneously, the Reinsurer will pay the Ceding Company the year-to-date sum of:

                  (i) Ceded Reinsurance Premiums determined in accordance with Article II, Paragraph 2, plus

                  (ii) the amount of Benefit Payments paid during the Accounting Period as described in Article IV, plus

                  (iii) Dividends determined in accordance with Article VII, Paragraph 1, plus

                  (iv) the Commission and Expense Allowance determined in accordance with Article III, plus

                  (v) any Modified Coinsurance Liability Adjustment payable to the Ceding Company determined in accordance with
                           Article VII, plus

                  (vi)     any Experience Refund determined in accordance with
                           Article IX, plus

                  (vii) any quarterly settlement payments paid by the Ceding Company to the Reinsurer for all preceding calendar quarters of the current Accounting Period.

4. Amounts Due Quarterly. Except as otherwise specifically provided in this Agreement, all amounts due to be paid to either the Ceding Company or the Reinsurer under this Agreement will be determined on a net basis as of the last day of each calendar quarter and will be due and payable within thirty (30) days after the end of the calendar quarter.

5. Annual Accounting Reports. The Ceding Company will provide the Reinsurer with annual accounting reports within thirty (30) days after the end of the calendar year for which such reports are prepared. These reports will contain sufficient information about the policies reinsured hereunder to enable the Reinsurer to prepare its annual financial reports and to verify information reported in Schedule C, and will include Exhibit 8 by reserve basis, Page 7, Page 25 and Schedule S of the NAIC Convention Blank.

6. Estimations. If the amounts, as defined in Paragraph 3 above, cannot be determined at such dates as defined in Paragraph 4 above, on an exact basis, such payments will be paid in accordance with a mutually agreed upon formula which will approximate the actual payments. Adjustments will then be made to reflect actual amounts within ninety (90) days after the end of the calendar quarter for which amounts were estimated.

7. Delayed Payments. For purposes of Paragraph 4 above, if there is a delayed settlement of a payment due, there will be an interest penalty, at the Modified Coinsurance Interest Rate described in Schedule D, Paragraph 1, for the period that the amount is overdue. For purposes of this Paragraph, a payment will be considered overdue thirty (30) days after the date such payment is due.

8. Offset of Payments. All monies due either the Ceding Company or the Reinsurer under this Agreement or any other reinsurance agreements will be offset against each other, dollar for dollar, regardless of any insolvency of either party.

9. Memorandum Account. Should the settlement formula under Paragraph 3 above, produce an amount due the Ceding Company, the Reinsurer will pay such amount in cash or its equivalent within fifteen (15) days after such report is received by the Reinsurer. The Reinsurer will establish a "Memorandum Account" in which such amounts paid to the Ceding Company and all future such payments will accrue with interest at the Memorandum Account Rate described in Paragraph 10 below. The balance of the Memorandum Account at the beginning of any Accounting Period will equal the absolute value of any negative Experience Refund determined in accordance with Article IX, Paragraph 2, for the preceding Accounting Period. These losses, and accrued interest thereon, will be carried forward to subsequent Account Periods and will be a deduction item in the calculation of future Experience Refunds in accordance with
         Article IX, Paragraph 2, item (ii)(f).

10. Memorandum Account Rate. The Memorandum Account Rate for any Accounting Period will be equal to the Modified Coinsurance Interest Rate as described in Schedule D, Paragraph 1, but not less than zero.

11. Partial Recapture. If a percentage of all of the policies reinsured hereunder and issued during an Accounting Period is recaptured in accordance with Article XI, Paragraph 4, then the quarterly settlements described above will thereafter be made with respect to the policies not recaptured. Adjustments in the amounts due from either the Ceding Company or the Reinsurer will be made accordingly.

ARTICLE XI

DURATION AND RECAPTURE

1. Duration. Except as otherwise provided herein, this Agreement will be unlimited in duration.

2. Reinsurer's Liability. The liability of the Reinsurer with respect to any policy reinsured hereunder will begin simultaneously with that of the Ceding Company, but not prior to the Effective Date of this Agreement. The Reinsurer's liability with respect to any policy reinsured hereunder will terminate on the earliest of: (i) the date such policy is recaptured; (ii) the date the Ceding Company's liability on such policy is terminated; or (iii) the date this Agreement is terminated. Termination of the Reinsurer's liability is subject to payments in respect of such liability in accordance with the provisions of Article XII of this Agreement. In no event should the interpretation of this Paragraph imply a unilateral right of the Reinsurer to terminate this Agreement.

3. Termination for Nonpayment of Reinsurance Premiums or Other Amounts Due. If the Ceding Company fails to pay the Reinsurance Premiums or any other amounts due to the Reinsurer pursuant to this Agreement, within seventy-five (75) days after the end of any Accounting Period, the Reinsurer may terminate this Agreement subject to thirty (30) days prior written notice to the Ceding Company.

4. Recapture. Beginning January 1, 1997, policies reinsured hereunder are eligible for recapture, at the option of the Ceding Company, on any January 1, or on any other date mutually agreed to in writing subject to ninety (90) days prior written notice. Once policies reinsured hereunder are eligible for recapture, the Ceding Company may elect to recapture either all of the policies reinsured hereunder or some percentage of all of the policies reinsured hereunder. In no event may the Ceding Company recapture a percentage of one or more of the policies reinsured hereunder without recapturing an equal percentage of all policies reinsured hereunder. This Agreement will terminate if all policies reinsured hereunder are recaptured.

5. Internal Replacements. Should the Ceding Company, its affiliates, successors or assigns, initiate a program of Internal Replacement that would include any of the policies reinsured hereunder, the Ceding Company will immediately notify the Reinsurer. For purposes of this Agreement, such policies will be treated as recaptured rather than surrendered, and such recapture will apply to all policies reinsured hereunder. For purposes of this Agreement, the term "Internal Replacement" will mean any instance in which a policy or any portion of the cash value of a policy is exchanged for another policy or annuity, not covered under this Agreement, which is written by the Ceding Company, its affiliates, successors or assigns.

ARTICLE XII

TERMINAL ACCOUNTING AND SETTLEMENT

1. Terminal Accounting. In the event that this Agreement is terminated in accordance with Article XI, Paragraph 3, or all reinsurance under this Agreement is recaptured in accordance with Article XI, Paragraph 4, a Terminal Accounting and Settlement will take place.

2. Date. The terminal accounting date will be the earliest of: (1) the effective date of recapture pursuant to any notice of recapture given under this Agreement, (2) the effective date of termination pursuant to any notice of termination given under this Agreement, or (3) any other date mutually agreed to in writing.

3.       Settlement. The Terminal Accounting and Settlement will consist of:

         (a) the quarterly settlement as provided in Article X, Paragraph 3, computed as of the terminal accounting date; and

         (b) payment by the Ceding Company to the Reinsurer of an amount equal to the Modified Coinsurance Reserve on the policies reinsured hereunder as of the terminal accounting date; and

         (c) payment by the Reinsurer to the Ceding Company of a Terminal Reserve Adjustment equal to the Modified Coinsurance Reserve on the policies reinsured hereunder as of the terminal accounting date;

         (d) payment by the Ceding Company to the Reinsurer of any Memorandum Account as described in Article X, Paragraph 9, as of the terminal accounting date;

         (e) payment by the Ceding Company to the Reinsurer of an amount equal to the Retained Dividend Liability on the policies reinsured hereunder as of the terminal accounting date; and

         (f) payment by the Reinsurer to the Ceding Company of a Terminal Reserve Adjustment equal to the Retained Dividend Liability on the policies reinsured hereunder as of the terminal accounting date.

         The Reinsurer will have no further liability for the reimbursement of dividends following the Terminal Accounting and Settlement. If a percentage of all the policies reinsured hereunder is recaptured in accordance with Article XI, Paragraph 4, then the Terminal Accounting and Settlement described above will be with respect to only the percentage of such policies recaptured.

         If the calculation of the Terminal Accounting and Settlement produces an amount owing to the Ceding Company, such amount will be paid by the Reinsurer to the Ceding Company. If the calculation of the Terminal Accounting and Settlement produces an amount owing to the Reinsurer, such amount will be paid by the Ceding Company to the Reinsurer.

4. Supplementary Accounting and Settlement. In the event that, subsequent to the Terminal Accounting and Settlement as provided above, a change is made with respect to any amounts due, a supplementary accounting will take place pursuant to Paragraph 3 above. Any amount owed to the Ceding Company or to the Reinsurer by reason of such supplementary accounting will be paid promptly upon the completion thereof.

ARTICLE XIII

PROXY TAX REIMBURSEMENT

General. Pursuant to IRC Section 848, insurance companies are required to capitalize and amortize specified policy acquisition expenses. The amount capitalized is determined by proxy based on a percentage of "reinsurance premiums" as defined in the IRS regulations relating to IRC Section 848. At the Reinsurer's request, the Ceding Company will reimburse the Reinsurer for any positive timing cost to the Reinsurer which results from the application of IRC
Section 848 to the policies reinsured hereunder and which the Reinsurer considers material. At the Ceding Company's request, the Reinsurer will reimburse the Ceding Company for the absolute value of any negative timing cost to the Reinsurer which results from the application of IRC Section 848 to the policies reinsured hereunder and which the Ceding Company considers material. Any proxy tax reimbursements made in accordance with this provision will be based on a formula to calculate timing cost, as referred to above, agreeable to both the Ceding Company and the Reinsurer.

ARTICLE XIV

REPRESENTATIONS

Representations. The Ceding Company acknowledges that, at the Reinsurer's request, it has provided the Reinsurer with the Ceding Company Data described in Schedule G prior to the execution of this Agreement by the Reinsurer. The Ceding Company represents that all factual information contained in the Ceding Company Data is complete and accurate as of the date the document containing the information was prepared. The Ceding Company further represents that any assumptions made in preparing the Ceding Company Data were based upon informed judgment and are consistent with sound actuarial principles. The Ceding Company further represents that it is not aware of any omissions, errors, changes or discrepancies which would materially affect the Ceding Company Data. The Reinsurer has relied on such data and the foregoing representations in entering into this Agreement. It is understood, however, that the Ceding Company does not guarantee the future performance of the policies reinsured hereunder.

ARTICLE XV

ARBITRATION

1. General. All disputes and differences between the Ceding Company and the Reinsurer on which an agreement cannot be reached will be decided by arbitration. The arbitrators will construe this Agreement from the standpoint of practical business and equitable principles and the customs and practices of the insurance and reinsurance business, rather than from the standpoint of strict law. The parties intend that the arbitrators will make their decision with a view to effecting the intent of this Agreement.

2. Method. Three arbitrators will decide any differences. They must be impartial and present or former officers of life insurance companies other than the parties to this Agreement or any company owned by, or affiliated with, either party. One of the arbitrators will be appointed by the Reinsurer, another by the Ceding Company, and the two arbitrators thus appointed will select a third arbitrator before arbitration begins. Should one of the parties decline to select an arbitrator within thirty (30) days after the date of a written request to do so, or should the two arbitrators selected by the parties not be able to agree upon the choice of a third, the appointment(s) will be left to the President of the American Arbitration Association or its successor. The arbitrators will decide by a majority of votes and their decision will be final and binding upon the parties. The costs of arbitration, including the fees of the arbitrators, will be shared equally by the parties unless the arbitrators decide otherwise. Any counsel fees incurred by a party in the conduct of arbitration will be paid by the party incurring the fees.

ARTICLE XVI

INSOLVENCY

Insolvency. The portion of any risk or obligation assumed by the Reinsurer, when such portion is ascertained, shall be payable on demand of the Ceding Company at the same time as the Ceding Company shall pay its net retained position of such risk or obligation, with reasonable provision for verification before payment, and the reinsurance shall be payable by the Reinsurer, on the basis of the liability of the Ceding Company under the contract or contracts reinsured without diminution because of the insolvency of the Ceding Company. In the event of insolvency and the appointment of a liquidator, receiver or statutory successor of the Ceding Company, such portion shall be payable to such liquidator, receiver or statutory successor immediately upon demand, with reasonable provision for verification, on the basis of claims allowed against the insolvent company by any court of competent jurisdiction or by any liquidator, receiver or statutory successor of the company having authority to allow such claims, without diminution because of such insolvency or because such liquidator, receiver or statutory successor has failed to pay all or a portion of any claims. Payments by the Reinsurer as above set forth shall be made directly to the Ceding Company or to its liquidator, receiver or statutory successor, except where the contract of insurance or reinsurance specifically provides another payee of such reinsurance in the event of the insolvency of the Ceding Company. The liquidator, receiver or statutory successor of the Ceding Company will give the Reinsurer written notice of the pendency of a claim against the Ceding Company on any policy reinsured within a reasonable time after such claim is filed in the insolvency proceeding. During the pendency of any such claim, the Reinsurer may investigate such claim and interpose in the Ceding Company's name (or in the name of the Ceding Company's liquidator, receiver or statutory successor), in the proceeding where such claim is to be adjudicated, any defense or defenses which the Reinsurer may deem available to the Ceding Company or its liquidator, receiver or statutory successor. The expense thus incurred by the Reinsurer will be chargeable, subject to court approval, against the Ceding Company as a part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Ceding Company solely as a result of the defense undertaken by the Reinsurer.

ARTICLE XVII

INTERMEDIARY

Intermediary. The Reinsurer and the Ceding Company acknowledge the Reinsurer's appointment of RGA/Swiss Financial Group, L.L.C. as the designated reinsurance manager with respect to this Agreement and the business reinsured hereunder. The Reinsurer hereby directs the Ceding Company to submit all notices and reports required to be sent to the Reinsurer under this Agreement and remit all amounts due the Reinsurer under this Agreement directly to RGA/Swiss Financial Group, L.L.C. as the designated reinsurance manager of the Reinsurer. The Ceding Company acknowledges the Reinsurer's request and agrees to forward all notices, reports and remittances required to be sent to the Reinsurer under this Agreement directly to RGA/Swiss Financial Group, L.L.C. RGA/Swiss Financial Group, L.L.C. shall receive all notices, reports and remittances on behalf of the Reinsurer and receipt of such notices, reports and remittances by RGA/Swiss Financial Group, L.L.C. shall be deemed to be receipt by the Reinsurer.

The Reinsurer and the Ceding Company individually acknowledges that RGA/Swiss Financial Group, L.L.C. has furnished each with evidence of its Delaware Reinsurance Intermediary Manager's license. The Ceding Company further acknowledges that RGA/Swiss Financial Group, L.L.C. has made written disclosure at the time of negotiation of this Agreement, or its amendment, whichever is applicable, in accordance with Section 32.1(f) of the New York Insurance Regulations.

ARTICLE XVIII

EXECUTION AND EFFECTIVE DATE

In witness of the above, this Amended and Restated Reinsurance Agreement is executed in duplicate on the dates indicated below with an Effective Date of December 31, 1995.


                                            THE MUTUAL LIFE INSURANCE
                                            COMPANY OF NEW YORK
ATTEST:                                     ("Ceding Company")


By: /s/  Arnold N. Greenspoon               By:  /s/ Phillip A. Eisenberg
   ---------------------------------           ---------------------------------
Title: AVP & Actuary                        Title:  Sr. VP & Chief Actuary
Date:  2/9/96                               Date:  2/9/96


                                            LYNDON LIFE INSURANCE COMPANY
ATTEST:                                     ("Reinsurer")

By: /s/ Gregg O. Caioler                    By: /s/ Roland Anderson
   ---------------------------------           ---------------------------------
Title: VP & Controller                      Title: President
Date:  2/7/96                               Date: 2/7/96

                                   SCHEDULE A

                          POLICIES AND RISKS REINSURED


1. Policies and Risks Reinsured Prior to December 31, 1995. Prior to the Effective Date of this Amended and Restated Reinsurance Agreement, the Reinsurer reinsured a 40.5 percent quota share of the Ceding Company's liability on those whole life insurance policies issued by the Ceding Company from October 1985 through June 1988, under Policy Form Number 1-85. On the Effective Date of this Amended and Restated Reinsurance Agreement, the Ceding Company will recapture entirely the policies described above and simultaneously in their stead cede the business described in Paragraph 2 below to the Reinsurer.

2. Policies and Risks Reinsured On and After December 31, 1995. Effective December 31, 1995, the Reinsurer reinsures a 31 percent quota share of the Ceding Company's liability on all permanent premium paying life insurance policies as of the Effective Date of this Amended and Restated Reinsurance Agreement and any paid-up additions on those policies issued by the Ceding Company and valued on one of the following bases:


             Valuation                           Mortality                            Interest
            Basis Code                             Table                                Rate
            ----------                             -----                                ----

                 0                          American Experience                        3.00%

                 1                                1941 CSO                              2.25

                 2                                1941 CSO                              2.50

                 3                                1941 CSO                              3.00

                 4                                1958 CSO                              2.50

                 5                                1958 CSO                              3.50

                 6                                1958 CSO                              3.00

                 8                                1958 CSO                              3.00

                 9                                1958 CSO                           3.0%/2.0%

                10                                1958 CSO                              4.00


The reinsurance provided under this Agreement excludes Canadian Business.

During the term of this Agreement, the Ceding Company will retain not less than 31 percent of the liability on the policies reinsured hereunder.

                                   SCHEDULE B

                                    RESERVES


1. Net Coinsurance Percentage. Reinsurance hereunder will be a combination of coinsurance and modified coinsurance, and the Net Coinsurance Reserve, as described in Paragraph 3 below, is based on the Net Coinsurance Percentage specified below:

                           Net Coinsurance Percentage

         On December 31, 1995       the quotient of 100 times $31,222,000,
                                    divided by the Net Statutory Reserve on the last day of the current Accounting Period as defined in Paragraph 6 below

         After December 31, 1995    100 times (i) as defined below, but not to
                                    exceed (iii) as defined below, and not less than (ii) as defined below, dividend by the amount of the Net Statutory Reserve on the last day of the current Accounting Period as defined in Paragraph 6 below, where:

                  (i)      equals the sum of:

                           (a) the Net Coinsurance Reserve at the beginning of the current Accounting Period determined in accordance with Paragraph 3 below, plus

                           (b) the Statutory Reinsured Reserve at the end of the current Accounting Period determined in accordance with Paragraph 5 below, plus

                           (c) the Retained Dividend Liability at the end of the current Accounting Period determined in accordance with Article VI, Paragraph 3, plus

                           (d) the Ceded Reinsurance Premiums determined in accordance with Article II, Paragraph 2, plus

                           (e) Benefit Payments as described in Article IV, plus

                           (f)      Dividends determined in accordance with
                                    Article V, Paragraph 1, plus

                           (g) the Commission and Expense Allowance determined in accordance with Article III, plus

                           (h) the sum of the Expense and Risk Charge for each calendar quarter which has ended during the current Accounting Period determined in accordance with Article VIII, plus

                           (i) the amount of the Memorandum Account at the end of the preceding Accounting Period, with accrued interest thereon, determined in accordance with Article X, Paragraph 9, minus

                           (j) the Statutory Reinsured Reserve at the beginning of the current Accounting Period determined in accordance with Paragraph 5 below, minus

                           (k) the Retained Dividend Liability at the beginning of the current Accounting Period determined in accordance with Article VI, Paragraph 3, minus

                           (l)      Reinsurance Premiums determined in
                                    accordance with Article II, Paragraph 1, minus

                           (m) interest on the Modified Coinsurance Reserve as described in accordance with Article VII, Part A., item (v); minus

                           (n) interest on Dividend Liability as described in accordance with Article VII, Part A., item (vi); and

                  (ii) equals the Minimum Net Coinsurance Reserve determined in accordance with Paragraph 7 below; and

                  (iii) equals the greater of (o) as defined below or the sum of:

                           (o) the Net Coinsurance Reserve at the beginning of the current Accounting Period, determined in accordance with Paragraph 3 below, plus

                           (p) the Statutory Reinsured Reserve at the beginning of the current Accounting Period, determined in accordance with Paragraph 5 below, minus

                           (q) the Net Statutory Reserve at the beginning of the current Accounting Period, determined in accordance with Paragraph 6 below, minus

                           (r) the Statutory Reinsured Reserve at the end of the current Accounting Period, determined in accordance with Paragraph 5 below, plus

                           (s) the Net Statutory Reserve at the end of the current Accounting Period, determined in accordance with Paragraph 6 below.

2. Coinsurance Reserve. The Coinsurance Reserve is equal to (i) plus (ii), where:

         (i) equals the Net Coinsurance Reserve as described in Paragraph 3 below; and

         (ii) equals the excess of the Statutory Reinsured Reserve as defined in Paragraph 5 below, over the Net Statutory Reserve as defined in Paragraph 6 below.

3. Net Coinsurance Reserve. The Net Coinsurance Reserve is equal to the Net Coinsurance Percentage, as defined in Paragraph 1 above, times the Net Statutory Reserve, as defined in Paragraph 6 below.

4. Modified Coinsurance Reserve. The Modified Coinsurance Reserve is equal to (i) minus (ii), where:

         (i) equals the Net Statutory Reserve as defined in Paragraph 6 below, and

         (ii) equals the Net Coinsurance Reserve determined in accordance with Paragraph 3 above.

         At any time, the sum of the Coinsurance Reserve, as defined in Paragraph 2 above, plus the Modified Coinsurance Reserve must be equal to the Statutory Reinsured Reserve, as defined in Paragraph 5 below.

5. Statutory Reinsured Reserve. The term "Statutory Reinsured Reserve," as used in this Agreement, means the statutory reserve on the position of the policies reinsured hereunder as calculated by the Ceding Company under its applicable State law.

6. Net Statutory Reserve. The term "Net Statutory Reserve," as used in this Agreement, means the reserve as calculated according to the methods described in Section 807 of the Internal Revenue Code of 1986.

7. Minimum Net Coinsurance Reserve. The Minimum Coinsurance Reserve is defined below for each Accounting Period except that, if in any Accounting Period (a) the Termination Rate, as defined in Paragraph 8 below, is greater than 0.15, (b) the compound annualized equivalent of the Modified Coinsurance Interest Rate, as described in Schedule D, Paragraph 1, its less than 5.5 percent, (c) the claims-paying ability rating that Standard & Poor's Corporation assigns to the Ceding Company is either discontinued or falls to or below BBB-, and/or (d) the insurance financial strength rating that Moody's Investors Services assigns to the Ceding Company is either discontinued or falls to or below Baa3, then the Reinsurer may elect to define the Minimum Net Coinsurance Reserve as an amount equal to or less than the amounts specified below for the first Accounting Period in the current calendar year and for all Accounting Periods thereafter:

                     For Accounting
                  Periods Ending During      Minimum Net Coinsurance Reserve
                  ---------------------      -------------------------------

                  December 31, 1995 through  $50,222,000, minus (i), as defined
                  December 31, 1997          below, minus (ii), as defined below

                  January 1, 1998 and                    Zero
                  thereafter

                  (i)      equals (a) minus (b), where:

                           (a) equals the Statutory Reinsured Reserve at the end of the current Accounting Period, as defined in Paragraph 5 above; and

                           (b) equals the Net Statutory Reserve at the end of the current Accounting Period, as defined in Paragraph 6 above; and

                  (ii) equals the Coinsured Dividend Liability at the end of the current Accounting Period determined in accordance with Article VI, Paragraph 2.

         8. Termination Rate. For Accounting Periods ending December 31, 1995 through December 31, 1996, the Termination Rate will be equal to 1 - [(i) - (ii)], where:

                  (i) equals the total number of policies reinsured hereunder and described in Schedule A, as of the date the current Accounting Period ends; and

                  (ii)     equals

                           - for the calendar quarter ending December 31, 1995 only, 467,763;

                           - for the calendar quarter ending March 31, 1996 only, 459,841;

                           - for the calendar quarter ending June 30, 1996 only, 451,920;

                           - for the calendar quarter ending September 30, 1996 only, 443,998; and

                           - for the calendar quarter ending December 31, 1996 only, 437,000.

For Accounting Periods ending January 1, 1997 and thereafter, the Termination Rate will be equal to 1 - [(iii) - (iv)], where:

                  (iii) equals the total number of policies reinsured hereunder and described in Schedule A, as of the date the current Accounting Period ends; and

                  (iv) equals the total number of policies reinsured hereunder and described in Schedule A, as of the date one year prior to the date the current Accounting Period ends.

9. Reserve Strengthening. Any increase in reserves resulting from a reserve strengthening with respect to the policies reinsured hereunder initiated by the Ceding Company will be paid by the Ceding Company to the Reinsurer at the end of the Accounting Period during which the reserve strengthening occurs. This Paragraph applies to strengthening affecting either or both the Statutory Reinsured Reserve or the Net Statutory Reserve.

                                   SCHEDULE C

                  QUARTERLY REPORT OF ACTIVITY AND SETTLEMENTS


                        FROM CEDING COMPANY TO REINSURER

                        Reporting Quarter:______________

                        Calendar Year:_________________

                         Date Report Completed:_________


1.       Reinsurance Premiums (Article II, Paragraph 1)

         a.       Gross Premiums collected on policies
                  described in Schedule A, Paragraph 1        _______

         b.       Gross Premiums collected on policies
                  described in Schedule A, Paragraph 2        _______

         c.       Dividends used to purchase paid-up
                  additional insurance                        _______

         Reinsurance Premiums = a + b + c                                _______

2.       Ceded Reinsurance Premiums (Article II,
         Paragraph 2)                                                    _______

3.       Supplemental Consideration (Article II, Paragraph 3)            _______

4.       Benefit Payments (Article IV)

         a.       Death Benefits                              _______

         b.       Cash Surrender Values                       _______

         Benefit Payments = a + b                                        _______

5.       Dividends (Article V, Paragraph 1)                              _______

6.       Modified Coinsurance Liability Adjustment (Article VII)

         a.       Modified Coinsurance Reserve beginning of
                  current Accounting Period                   _______

         b.       Retained Dividend Liability beginning of
                  current Accounting Period                   _______

         c.       Modified Coinsurance Reserve end of
                  current Accounting Period                   _______

         d.       Retained Dividend Liability end of
                  current Accounting Period                   _______

         e.       Equals c + d - b - a                        _______

         f.       Modified Coinsurance Interest Rate
                  (Schedule D, Paragraph 1)                   _______

         g.       Equals f x (a + b)                          _______

         Modified Coinsurance Reserve Adjustment = e - g                 _______



7.       Memorandum Account (Article X, Paragraph 9)                     _______

8.       Expense and Risk Charge (Article VIII)
         a.       First calendar quarter                                 _______

         b.       Second calendar quarter                     _______

         c.       Third calendar quarter                                 _______

         d.       Fourth calendar quarter                     _______

9.       Commission and Expense Allowance (Article III)                  _______

10.      Experience Refund = 1 - 2 - 4 - 5 - 6 - 7 - 8 - 9
         (If negative, see Article IX)                                   _______

11.      Sum of net payments paid during all preceding
         calendar quarters of the current Accounting Period              _______

12.      Cash Settlement = 1 - 2 + 3 - 4 - 5 - 6 - 9 - 10 - 11           _______
                                                                         _______


Supplemental Information - Policies described in Schedule A, Paragraph 2

                                    Number               Statutory       Net
                                      of                 Reinsured    Statutory    Memorandum     Dividend
                                   Policies  In Force     Reserve      Reserve       Account     Liability
                                   --------  --------     -------      -------       -------     ---------
Beginning of Period                ______     ______      ______       ______        ______        ______

+ Additions                        ______     ______      ______       ______        ______        ______

- Terminations                     ______     ______      ______       ______        ______        ______

End of Period                      ______     ______      ______       ______        ______        ______
                                   ______     ______      ______       ______        ______        ______



                                       Reinsurer's                   Net
                                         Dividend                Coinsurance
                                        Liability                  Reserve
                                        ---------                  -------
Beginning of Period                   ______________           ______________

+ Additions                           ______________           ______________

- Terminations                        ______________           ______________

End of Period                         ______________           ______________
                                      ______________           ______________

Termination Rate (Schedule B, Paragraph 8)
For Accounting Periods ending December 31, 1995 through December 31, 1996:

                             Calendar Quarter Ending

                                                    12/31/95    3/31/96    6/30/96    9/30/96    12/31/96
a.       Total number of policies as of the date
         current Accounting Period ends              _______     ______     ______     ______     ______

b.       Total number of policies deemed to be
         inforce as of the date one year prior to
         the date current Accounting Period
         ends                                       467,763     459,841    451,920    443,998    437,000

c.       Termination Rate = [1 - (a - b)]
                                                    _______     _______    _______    _______    _______


For Accounting Periods ending January 1, 1997 and thereafter:

d.       Total number of policies as of the date the
         current Accounting Period ends                       ___________

e.       Total number of policies as of the date one year
         prior to the date current Accounting Period ends     ___________

f.       Termination Rate = 1 - (d - e)                       ===========

Unadjusted Interest Rate (Schedule D, Paragraph 3)
(Based on Dividend Rate Accounting Pool)

(i)      Net Investment Income for current calendar year                                _______

(ii)     Sum of:

         (a)      Net Realized Capital Gains and (Losses) on
                  Investments for current calendar year                __________

         (b)      Net Unrealized Capital Gains and (Losses)
                  on Investments for current calendar year             __________

(iii)    Subtotals, Cash and Invested Assets for current
         calendar year                                                 ___________

(iv)     Subtotals, Cash and Invested Assets for preceding
         calendar year                                                 ____________

(v)      Investment Income Due and Accrued for current
         calendar year                                                 _____________


(vi)     Investment Income Due and Accrued for
         preceding calendar year                          _____________

(vii)    Borrowed Money for current calendar year         _____________

(viii)   Borrowed Money for preceding calendar year       _____________

(ix)     Adjusted Exhibit 2 Rate =                        _____________
                                                          _____________

                           2 x [(i) + (ii)]
         ______________________________________________________

         (iii) + (iv) + (v) + (vi) - (vii) - (viii) - (i) - (ii)

Dividends (Article V)

1.       Formula Dividend (Paragraph 4)

                                                                                                             Policies
                                                                                                             valued
                                                                                             Policies        using
                                                           Policies           Policies       valued          1958 CSO
                                                           valued             valued         using           Mortality
                                                           using              using          1958 CSO        and
                                                           American           1958 CSO       Mortality       Interest
                                                           Experience         Mortality      and 3.0%        other than
                                                           or 1941 CSO        and 2.5%       or 3.5%         2.5% or 3.0%
                                                           Mortality          Interest       Interest        or 3.5%          Total
                                                           ---------          --------       --------        -------          ------

         (a)      Dividend Multiples, current
                  Accounting Period (Schedule F)

                                                           ---------          --------       --------        -------


         (b)      Modified Coinsurance Interest Rate,
                  immediately preceding Accounting
                  Period (Schedule D)

                                                           ---------          --------       --------        -------

         (c)      equals                                     .0683             .0683          .0683          .0683
                                                           ---------          --------       --------        -------

         (d)      equals a x (b - c)

                                                           ---------          --------       --------        -------


         (e)      Basic Dividend Factors current
                  Accounting Period (Schedule E)

                                                           ---------          --------       --------        -------


         (f)      Statutory Reinsured Reserve,
                  beginning of current Accounting
                  Period

                                                           ---------          --------       --------        -------


         (g)      equals .25 times the number of
                  calendar quarters that have to date
                  ended during the current Accounting
                  Period

                                                           ---------          --------       --------        -------


         (h)      equals f x g x (d + e)

                                                           ---------          --------       --------        --------         ------


2.       The Reinsurer's quota share of an amount of dividends determined using
         the Last Acceptable Scale, as defined in Article V, Paragraph 3                                                      ------

3.       The Reinsurer's quota share of the dividends actually paid by the
         Ceding Company during the Accounting Period with respect to the
         policies reinsured hereunder                                                                                         ------

4.       Dividends equals the greater of 1. and 2. but not to exceed 3., as defined above, unless either the current Accounting Period or any of the four immediately preceding Accounting Periods was designated an
         Exception Year in accordance with Article V, Paragraph 5. In the latter
         case Dividends will be equal to 1. above.                                                                            ------

Dividend Liability (Article VI)

1.       Formula Liability (Paragraph 4)


                                                                                                            Policies
                                                                                                            valued
                                                                                             Policies       using
                                                           Policies           Policies       valued         1958 CSO
                                                           valued             valued         using          Mortality
                                                           using              using          1958 CSO       and
                                                           American           1958 CSO       Mortality      Interest
                                                           Experience         Mortality      and 3.0%       other than
                                                           or 1941 CSO        and 2.5%       or 3.5%        2.5% or 3.0%
                                                           Mortality          Interest       Interest       or 3.5%         Total
                                                           ---------          --------       --------       -------         -----
         (a)      Dividend Multiples, Accounting
                  Period immediately following
                  current Accounting Period (Schedule
                  F)

                                                           ---------          --------       --------       -------


         (b)      Annualized equivalent of Modified
                  Coinsurance Interest Rate, current
                  Accounting Period (Schedule D)

                                                           ---------          --------       --------       -------


         (c)      equals                                    .0683              .0683          .0683          .0683
                                                           ---------          --------       --------       -------


         (d)      equals a x (b - c)

                                                           ---------          --------       --------       -------


         (e)      Basic Dividend Factors Accounting
                  Period immediately following
                  current Accounting Period (Schedule
                  E)

                                                           ---------          --------       --------       -------


         (f)      Statutory Reinsured Reserve, end of
                  current Accounting Period

                                                           ---------          --------       --------       -------         -------


         (g)      equals f x (d + e)
                                                           ---------          --------       --------       -------         -------


2. The Reinsurer's quota share of a dividend liability determined using the Last Acceptable Scale, as defined in Article V, Paragraph 3

                                                                                                                           -----

3. The Reinsurer's quota share of the dividend liability actually established by the Ceding Company during the Accounting Period with respect to the policies reinsured hereunder

                                                                                                                           -----


4. The Dividend Liability equals the greater of 1. and 2. but not to exceed 3., as defined above, unless either the current Accounting
         Period or any of the four immediately preceding Accounting Periods was designated an Exception Year in accordance with Article V, Paragraph 5.
         In the latter case Dividend Liability will be equal to 1. above.

                                                                                                                           -----


5.       Coinsured Dividend Liability equals the lesser of 4. or $16 million

6.       Retained Dividend Liability equals 4. - 5.

                                                                                                                           -----

                                   SCHEDULE D

                       MODIFIED COINSURANCE INTEREST RATE


1. Modified Coinsurance Interest Rate. The Modified Coinsurance Interest Rate for any Accounting Period will be equal to the Ceding Company's Unadjusted Interest Rate, as described in Paragraph 3 below, for the Accounting Period based on the performance of the assets comprising the Ceding Company's Dividend Rate Accounting Pool, as described in Paragraph 2 below.

2. Dividend Rate Accounting Pool. For purposes of this Agreement, the Dividend Rate Accounting Pool will include all assets and the performance thereof used in the determination of the Ceding Company's Unadjusted Interest Rate, as described in Paragraph 3 below. The assets to be included in the Dividend Rate Accounting Pool are as described in
         (a) and (b) below:

        (a) all cash, invested assets and investment income due and accrued, net of any borrowed money, as reported in the Ceding Company's Annual Statement; and

        (b) all cash, invested assets, and investment income due and accrued, net of any borrowed money, reported in the Annual Statement of AUSA Life Insurance Company, Inc., Cedar Rapids, Iowa as a result of the Asset Transfer and Acquisition Agreement by and among the Ceding Company, AEGON USA, Inc., and AUSA Life Insurance Company, Inc., dated December 31, 1993.

         Wherever specific figures from the Dividend Rate Accounting Pool are referenced in this Amended and Restated Reinsurance Agreement, those figures shall be derived as the sum of the corresponding figures from(a) and (b) above.

3. Unadjusted Interest Rate. For purposes of this Agreement, the Unadjusted Interest Rate for any Accounting Period will be equal to

                           2 x [(i) + (ii)]
         -------------------------------------------------------,
         (iii) + (iv) + (v) + (vi) - (vii) - (viii) - (i) - (ii)  where:

                  (i) equals the Net Investment Income determined in accordance with Page 10, Exhibit 2, Column 7, Line 16, of the Dividend Rate Accounting Pool for the current Accounting Period;

                  (ii)     equals the sum of (a) plus (b), where:

                           (a) equals the portion of Net Realized Capital Gains and (Losses) on Investments, determined in accordance with

                                    Page 11, Exhibit 3, Column 4, Line 10, of the Dividend Rate Accounting Pool for the current Accounting Period;

                           (b) equals the portion of Net Unrealized Capital Gains and (Losses) on Investments, determined in accordance with Page 11,
                                    Exhibit 4, Column 4, Line 10 of the Dividend
                                    Rate Accounting Pool for the current
                                    Accounting Period;

                  (iii) equals Subtotals, Cash and Invested Assets determined in accordance with Page 2, Column 1, Line 10A, of the Dividend Rate Accounting Pool for the current Accounting Period;

                  (iv) equals Subtotals, Cash and Invested Assets determined in accordance with Page 2, Column 1, Line 10A, of the Dividend Rate Accounting Pool for the preceding Accounting Period;

                  (v) equals Investment Income Due and Accrued determined in accordance with Page 2, Column 1, Line 16, of the Dividend Rate Accounting Pool for the current Accounting Period;

                  (vi) equals Investment Income Due and Accrued determined in accordance with Page 2, Column 1, Line 16, of the Dividend Rate Accounting Pool for the preceding Accounting Period;

                  (vii) equals Borrowed Money determined in accordance with Page 3, Column 1, Line 22, of the Dividend Rate Accounting Pool for the current Accounting Period; and

                  (viii) equals Borrowed Money determined in accordance with Page 3, Column 1, Line 22, of the Dividend Rate Accounting Pool for the preceding Accounting Period.

         If the Annual Statement blank is changed or modified, such that the items described above do not appear on the pages, exhibits, columns and lines referred to above, or if they should be eliminated or combined with other amounts, then they will be determined in accordance with a method satisfactory to the Reinsurer and the Ceding Company.

         The Ceding Company will also calculate an Alternate Rate for each Accounting Period. For purposes of this Agreement, the Alternate Rate will be equal to the Unadjusted Interest Rate based on quarterly compounded calculations. If the

         Unadjusted Interest Rate for any Accounting Period is less than the Alternative Rate for that Accounting Period, minus 25 basis points, then the Modified Coinsurance Interest Rate for the Accounting Period will be equal to the Alternative Rate.

                                   SCHEDULE E

                             BASIC DIVIDEND FACTORS


         Basic Dividend Factors. Basic Dividend Factor for each Accounting Period for all policies reinsured hereunder will be equal to the appropriate figures taken from the table below:

                        Policies valued                             Policies valued       Policies valued
                        using American        Policies valued       using 1958 CSO        using 1958 CSO
                        Experience or         using 1958 CSO        Mortality and         Mortality and
Accounting              1941 CSO              Mortality and         3.0% or               Interest other than
Period                  Mortality             2.5% Interest         3.5% Interest         2.5% or 3.0% or 3.5%
------                  ---------             -------------         -------------         --------------------
1995                            0%                    0%                    0%                   0%
1996                         3.90%                 4.25%                 4.73%                4.15%
1997                         3.92%                 4.24%                 4.70%                4.26%
1998                         3.95%                 4.23%                 4.67%                4.37%
1999                         3.96%                 4.22%                 4.64%                4.43%
2000                         3.97%                 4.20%                 4.61%                4.47%
2001                         3.98%                 4.20%                 4.58%                4.51%
2002                         3.98%                 4.19%                 4.55%                4.53%
2003                         3.98%                 4.18%                 4.53%                4.57%
2004                         3.99%                 4.18%                 4.50%                4.61%
2005                         3.98%                 4.17%                 4.47%                4.62%
2006                         3.98%                 4.17%                 4.44%                4.61%
2007                         3.98%                 4.16%                 4.43%                4.61%
2008                         3.99%                 4.16%                 4.41%                4.60%
2009                         3.99%                 4.16%                 4.38%                4.58%
2010                         4.00%                 4.15%                 4.35%                4.57%
2011                         4.00%                 4.15%                 4.32%                4.56%
2012                         4.01%                 4.16%                 4.30%                4.55%
2013                         4.02%                 4.16%                 4.28%                4.55%
2014                         4.02%                 4.17%                 4.26%                4.55%
2015 and thereafter          4.23%                 4.37%                 4.44%                4.75%

                                   SCHEDULE F

                               DIVIDEND MULTIPLES


         Dividend Multiples. Dividend Multiple for each Accounting Period for all policies reinsured hereunder will be equal to the appropriate figures taken from the table below:

                        Policies valued                             Policies valued       Policies valued
                        using American        Policies valued       using 1958 CSO        using 1958 CSO
                        Experience or         using 1958 CSO        Mortality and         Mortality and
Accounting              1941 CSO              Mortality and         3.0% or               Interest other than
Period                  Mortality             2.5% Interest         3.5% Interest         2.5% or 3.0% or 3.5%
------                  ---------             -------------         -------------         --------------------


1995                            0%                    0%                    0%                   0%
1996                        75.39%                74.14%                79.77%               80.00%
1997                        75.66%                74.28%                79.67%               80.25%
1998                        75.91%                74.44%                79.63%               80.51%
1999                        76.17%                74.62%                79.62%               80.77%
2000                        76.42%                74.81%                79.66%               81.03%
2001                        76.64%                75.01%                79.71%               81.28%
2002                        76.84%                75.24%                79.77%               81.54%
2003                        77.04%                75.47%                79.86%               81.80%
2004                        77.24%                75.71%                79.86%               82.03%
2005                        77.45%                75.95%                79.83%               82.31%
2006                        77.58%                76.18%                79.83%               82.54%
2007                        77.90%                76.49%                79.81%               82.82%
2008                        78.20%                76.73%                79.80%               83.11%
2009                        78.48%                76.96%                79.84%               83.40%
2010                        78.79%                77.20%                79.87%               83.72%
2011                        79.08%                77.47%                79.89%               84.04%
2012                        79.40%                77.68%                80.04%               84.38%
2013                        79.72%                77.96%                80.11%               84.72%
2014                        80.12%                78.24%                80.22%               85.07%
2015 and thereafter         80.47%                78.51%                80.38%               85.42%



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




                                   SCHEDULE G

                               CEDING COMPANY DATA


- Quarterly accounting settlement reports provided to the Reinsurer in accordance with this Agreement since fourth quarter 1990

- Special Valuation Summary as of June 30, 1990 for the reinsured block by form, index, year and age group

- Summary of policy count and face amount for the reinsured block as of June 30, 1990 by year of issue

- Facsimile dated December 24, 1992 from Michael Slipowitz of the Ceding Company to G. William Boyd of the Reinsurer which included AIDS mortality information from 1983 through 1992

- Quarterly accounting settlement reports received under this Agreement since inception

- Summary of policy count, face amount, and reserves inforce by plan codes as of December 31, 1994 for the additional policies reinsured effective July 1, 1995

- Diskettes containing a seriatim listing of all policies and riders in valuation bases 0 through 10 as of December 31, 1994

- October 23, 1995 letter from Ellen Lavino of MONY to Larry Fischer of RGA/Swiss with descriptions of several plans to be reinsured and premium rates for the Keyman policy series


- August 18, 1995 facsimile from Arnold Greenspoon of MONY to Bill Boyd of RGA/Swiss which states that the dividend factors and formula in the treaty is an appropriate proxy for MONY's actual dividend payments based on the following assumptions:

         1) the projection model accurately captures the policies in the block;

         2)       assumptions are matched by experience; and

         3) the dividend scale remains unchanged except for the interest factor

         These items were neither intended by the Ceding Company nor interpreted by the Reinsurer to be a guarantee of future performance of the reinsured block. These items were, however, relied upon by the Reinsurer as being an accurate statement regarding the Ceding Company's policies as of the date they were provided to the Reinsuer.


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

- Projections of the block of business reinsured effective December 31, 1995 under various sets of assumptions with respect to mortality, lapses, and interest rates for each of four policy groupings: valuation bases 0 through 3; valuation basis 4; valuation bases 5 through 8; and valuation bases 9 and 10. These projections were neither intended by the Ceding Company nor interpreted by the Reinsurer to be a guarantee of future performance of the reinsured policies. These items were, however, relied upon by the Reinsurer as being an accurate statement regarding the Ceding Company's policies as of the date they were provided to the Reinsurer

- Summary of policy count, face amount, and reserves inforce by plan code and valuation basis as of December 31, 1993, December 31, 1994 and September 30, 1995

-        Mortality study covering exposures during 1992 and 1993

-        Lapse study covering exposures during 1993 and 1994

- Policy forms for following policy series reinsured effective December 31, 1995: Whole Life, Flexible Whole Life, MONY-1, MONYProvider, Whole Life with Increasing Premiums, and Executive Equity

- May 26, 1995 letter from Arnold Greenspoon (MONY) to Bill Boyd (RGA/Swiss) in which 5 percent of base policy premium is represented to reflect direct renewal expenses with respect to the policies reinsured effective December 31, 1995


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